Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gelu Voicu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc on Form 10-Q for the fiscal quarter ended January 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: March 9, 2007	By:	/s/ Gelu Voicu
	Name:	Gelu Voicu
	Title:	President, Chief Executive Officer and
Director

I, Thomas E. Gay III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended January 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: March 9, 2007	By:	/s/ Thomas E. Gay III
	Name:	Thomas E. Gay III
	Title:	Vice President of Finance and
Administration and Chief Financial
Officer